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                                 EXHIBIT 10.9


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                               PROMISSORY NOTE


$10,776,660.90                                            October 18, 1996
                                                          Knoxville, Tennessee

          1.   Principal.

               FOR VALUE RECEIVED, the undersigned STRATEGIC HOLDINGS CORPORATION, a Florida corporation ("Borrower"), hereby promises to pay to the order of UNITED PETROLEUM CORPORATION, a Delaware corporation ("Holder"), the principal sum of Ten Million Seven Hundred Seventy Six Thousand Six Hundred Sixty United States Dollars and ninety cents with interest from the date of this Note on the unpaid principal at the rate of seven percent (8.00%) per annum until paid.

          2.   Payments, Maturity Date.

               Unless accelerated pursuant to the terms of this Note, the unpaid principal balance of this Note, together with all unpaid interest accrued thereon, and all other amounts payable by Borrower under the terms of this Note shall be due and payable on December 15, 1996 (the "Maturity Date").

               If any payments of principal or interest to be made by Borrower shall become due on a day other than a Business Day and such extension of time shall be included in computing any interest with respect to such payment. "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday on which banks are open for business in Knoxville, Tennessee.

               All interest due hereunder shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

               All payments received by Holder under this Note shall be credited first to any charges or other expenses for which Holder is entitled to payment hereunder, next to accrued but unpaid interest, and third to unpaid principal.

          3.   Manner of Payment.

               Principal and interest hereunder, and all other amounts payable hereunder, is payable in lawful currency of the United States of America in immediately available funds at Holder's address at United Petroleum Corporation, 4867 North Broadway, Knoxville, Tennessee 37918.

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          4.   Events of Default/Remedies.


               a. Events of Default. Any of the following events shall constitute an event of Default:

               (1) Breach by Borrower of any of Borrower's obligations or covenants under this Note; provided that Borrower shall have ten (10) days from the date of any failure to perform any of its obligations or covenants under this Note not involving the payment of money to Holder, within which to cure said failure; or

               (2) Borrower (A) becomes insolvent or admits in writing Borrower's inability to pay Borrower's debts as they mature, (B) makes any assignment for the benefit of creditors, or (C) applies for or consents to the appointment of a receiver or trustee for Borrower or for a substantial part of Borrower's property or business, or a receiver or trustee otherwise is appointed and is not discharged within thirty (30) days after such appointment; or

               (3) Any of Borrower's representations or warranties made herein or in any statement or certificate at any time given by Borrower pursuant hereto or in connection herewith is false or misleading in any material respect; or

               (4) Any bankruptcy, insolvency, reorganization or liquidation proceeding or other proceeding for relief under any bankruptcy law or any law for the relief of debtors is instituted by or against Borrower; or

               (5) Any money judgment, writ or warrant of attachment, or similar process (singly or, if more than one, cumulatively in excess of $25,000) is entered or filed against Borrower or any of the assets of Borrower and (A) remains unvacated, unbonded, unstayed, undismissed or undischarged for a period of ten (10) days, or (B) Borrower has not appealed the same in good faith to Holder's satisfaction; or

               (6) The condition, financial or otherwise, of the Borrower suffers any material adverse change, in the reasonable opinion of the Holder.

               b. Remedies. Upon the occurrence and during the continuance of an Event of Default, all indebtedness under this Note shall automatically be immediately due and payable. In addition, Holder, at its option, and without notice to Borrower, may take one or more of the actions described below. Upon the occurrence and during the continuance of any other Event of Default, Holder at its option and, unless otherwise specified below, without notice to Borrower, may do any one or more of the following:

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               (1) declare all indebtedness under this Note immediately due and payable and cerdit any sums received thereafter in such manner as it elects upon such indebtedness; provided, however, that such application of sums so received shall not serve to waive or cure any default or any act done pursuant to such notice and shall not prejudice any rights of Holder; and

               (2) exercise any or all rights provided or permitted by law or granted pursuant to this Note in such order and in such manner as Holder may,

in its sole judgment, determine.

               c. No Waiver of Remedies. No waiver of any breach of or default under any provision of this Note shall constitute or be construed as a waiver by Holder of any subsequent breach of or default under that or any other provision of this Note.

               d. Remedies Not Exclusive. No remedy herein conferred upon Holder is intended to be exclusive of any other remedy herein or in any other agreement between the parties hereto or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing in law, in equity or by statute.

          5.   Covenants and Agreements.

               Borrower hereby makes the following covenants, which shall be deemed to be continuing covenants until payment in full of all indebtedness of Borrower to Holder arising under this Note:

               a. Borrower agrees to furnish to Holder, upon request, such information relating to the affairs, the operations and/or the financial condition of Borrower as Holder may from time to time request.

               b. Borrower shall promptly notify Holder in writing of the occurrence of any act or event including, without limitation, the commencement or threat of any action, suit, claim or proceeding against or investigation of Borrower which could materially and adversely affect Borrower or which could impair the validity, effectiveness or enforceability of, or impair Borrower's ability to perform its obligations under, this Note, and of the occurrence of any Event of Default or any event which with the giving of notice, the lapse of time, or both, would become an Event of Default and the action Borrower proposes to take with respect thereto.

               c. Borrower shall, at any time and from time to time, upon the written request of Holder, execute and deliver to Holder such further documents and instruments and do such other acts and things as Holder may reasonably request in order to effectuate fully the purpose and intent of this Note.

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          6.   Representations and Warranties of Borrower.

               Borrower hereby makes the following representations and warranties, which shall be deemed to be continuing representations and warranties until payment in full of all indebtedness of Borrower to Holder arising pursuant to this Note.

               a. No Conflict. The execution, delivery and performance of this Note are not in contravention of or in conflict with any agreement, indenture or undertaking to which Borrower is a party or by which Borrower or any security interest, lien or other encumbrance to be created or imposed upon any such property by reason thereof.


               b. No Default. There has occurred and is continuing no Event of Default or any event which with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

               c. Litigation. There is no action, suit or proceeding pending or, to the best of Borrower's knowledge and belief, threatened against or affecting Borrower which could impair the validity, effectiveness or enforceability of, or impair Borrower's ability to perform its obligations under this Note, whether said actions, suits or proceedings are at law or in equity or before or by any governmental authority.

          7.   Default Rate.

               Any amounts not paid when due shall thereafter bear interest at a rate per annum equal to the interest rate set forth in Section 2 above, plus two percent (2%).

          8.   Waiver.

               Borrower hereby waives any right of offset Borrower may now or hereafter have against Holder, and Borrower hereby also waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note and expressly agrees that, without in any way affecting the liabilty of Borrower hereunder, Holder may extend any maturity date or the time for payment of any installment due hereunder, accept additional security, release any party liable hereunder and release any security now or hereafter securing this Note. Borrower further waives, to the full extent permitted by law, the right to plead any and all statues of limitations as a defense to any demand on this Note, or on any deed of trust, security agreement, lease assignment, guaranty or other agreement now or hereafter securing this Note.

          9.   Right of Setoff.

               Upon and after the occurrence of any Event of Default, Holder is hereby authorized by Borrower, at any time and from time to time, without notice to Borrower, to set off against, and to appropriate and apply to the payment of, the obligations and liabilities of

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Borrower hereunder (whether matured or unmatured), any accounts maintained with it by Borrower and/or any and all amounts owing by Holder to Borrower (whether matured or unmatured, and however evidenced).

          10.  Jurisdiction.

               For any action related to the judicial enforcement or interpretation of this Note, Borrower expressly submits to the non-exclusive jurisdiction of the state or federal courts located in the County of Knox the State of Tennessee at the election of Holder, which election may be made from time to time. Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by mailing of copies thereof by registered or certified mail, postage prepaid, to Borrower at Borrower's address for notice furnished to Holder, such service to become effective five (5) days after such mailing. Nothing herein shall affect the right to serve process in any other manner permitted by law or the right of Holder to bring legal action or proceedings in any other jurisdiction.

          11. Waiver of Jury Trial.

              BORROWER HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, OR ANY DEALINGS RELATING TO THE SUBJECT MATTER OF THIS NOTE AND THE DEBTOR/CREDITOR RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower acknowledges that this waiver is a material inducement to Holder to extend credit in the form of the principal amount of this Note and that Holder has already relied on this waiver in entering into this transaction, and the Holder will continue to rely on this waiver in its related future dealings. Borrower further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING THERETO. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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          12.  Legal Fees.

               Borrower agrees to pay all costs and expenses, including without limitation attorney's fees actually incurred by Holder in connection with the enforcement of any obligation of Borrower under this Note.

          13.  Severability.

               In case any term or any provision of this Note shall be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Note and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          14.  Headings.

               Headings used in this Note are inserted for convenience only and shall not be deemed to constitute.

          15.  Governing Law.

               This Note shall be governed by and construed in accordance with the laws of the State of Tennessee.


                                        Borrower:

                                        STRATEGIC HOLDINGS CORPORATION

                                        By: /s/ Russell Adler, President
                                            --------------------------

                                                Russell Adler
                                        Name:_________________________

                                                President
                                        Title:________________________


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